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                                                                    EXHIBIT 23.3


The Board of Directors
SMTC Corporation:


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus.


/s/ Canby, Maloney & Co., Inc.
Canby, Maloney & Co., Inc.
Boston, MA
April 2, 2001